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                                                                   Exhibit 23.3


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 1, 1999, except as to the pooling of interests with triSpan, Inc. which is as of February 26, 1999, and except as to the pooling of interests with THINK New Ideas, Inc. which is as of February 8, 2000 relating to the consolidated financial statements of AnswerThink Consulting Group, Inc., which appears in AnswerThink Consulting Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Miami, Florida
June 12, 2000